The confidential portions of this Exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN *** AND HAVE
RECEIVED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406(b) UNDER
THE SECURITIES ACT.


                                LICENSE AGREEMENT

        This Agreement is made and entered into this 16th day of August, 1993, (the "Effective Date") by and between VIRGINIA COMMONWEALTH UNIVERSITY, Box 568, MCV Station, Richmond, Virginia 23298-0568 ("University") and U.S. MEDICAL TECHNOLOGIES, INC., Collingwood Plaza, 4900 Route 33, Wall Township, New Jersey 07753 (hereinafter referred to as "Licensee").


                                   WITNESSETH

        WHEREAS, University is the owner of certain Patent Rights (as later defined herein) and has the right to grant licenses under said Patent Rights, [subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;]

        WHEREAS, University desires to have the Patent Rights developed and commercialized to benefit the public and is willing to grant a license thereunder;

        WHEREAS, Licensee has represented to University, to induce University to enter into this agreement, that Licensee shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

        WHEREAS, Licensee desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                                 1 - DEFINITIONS

        For the purposes of this Agreement, the following words and phrases shall have the following meanings:

        1.1 "Licensee" shall include a related company of U.S. Medical Technologies, Inc., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by U.S. Medical Technologies, Inc., an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of U.S. Medical Technologies, Inc., and an organization,

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the  majority  ownership  of which  is  directly  or  indirectly  common  to the ownership of U.S. Medical Technologies, Inc.

          1.2 "Patent Rights" shall mean all of the following University intellectual property:

               (a) the United States and foreign patents and/or patent applications listed in Appendix A;

               (b)    United  States  and  foreign   patents   issued  from  the
                      applications listed in Appendix A and from divisionals and continuations of these applications;

               (c)    claims   of   U.S.   and   foreign    continuation-in-part
                      applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A;

               (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b) or (c) above; and

               (e)    any reissues of United  States  patents  described in (a),
                      (b) or (c) above.

        1.3 A "Licensed Product" shall mean any product or part thereof which:

               (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any such product or part thereof is made, used or sold; or

               (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold.

        1.4 A "Licensed Process" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights.

        1.5 "Net Sales" shall mean Licensee's (and its sublicensees') billings for Licensed Products and Licensed Processes produced hereunder less the sum of the following:

               (a)    discounts allowed in amounts customary in the trade;

               (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

               (c)    outbound transportation prepaid or allowed; and



                                             2



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               (d)    amounts allowed or credited on returns.


        No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed out or invoiced.

        1.6.   "Territory" shall mean worldwide.

        1.7    "Field of Use" shall mean pain management.


                                    2 - GRANT

        2.1 University hereby grants to Licensee the right and license in the Territory for the Field of Use to practice under the Patent Rights and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import Licensed Products and to practice the Licensed Processes, until the end of the term for which the Patent Rights are granted unless this Agreement shall be sooner terminated according to the terms hereof.

        2.2 In order to establish a period of exclusivity for Licensee, University hereby agrees that it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize Licensed Processes in the Territory for the Field of Use during the term of this Agreement.

        2.3 University reserves the right to practice under the Patent Rights for its own noncommercial educational or research purposes.

        2.4 Licensee shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees, rights shall also terminate, subject to Section
12.6 hereof.

        2.5 Licensee agrees that any sublicense granted by it shall provide that the obligations to University of Sections 2, 5, 7, 8, 10, 11 and 13 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. Licensee further agrees to attach copies of these Sections to sublicense agreements.

        2.6 Licensee agrees to forward to University a copy of any and all sublicense agreements promptly upon execution by the parties.




                                3 - DUE DILIGENCE

        3.1 Licensee shall use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights and to continue active, diligent marketing efforts for one or more Licensed Products or Licensed Processes throughout the life of this Agreement. In particular, Licensee shall diligently pursue product development, FDA regulatory approval, market introduction of the product after FDA approval and continued sales support. The ongoing Research Agreement between the parties shall be deemed sufficient evidence of diligence in product development. Thereafter, or if no Research Agreement between University and Licensee is in effect, evidence of an ongoing development project leading to market introduction will be deemed sufficient evidence of diligence.

        3.2 Licensee shall make a first commercial sale of a Licensed Product within 12 months of receiving FDA approval and shall continuously thereafter offer Licensed Products for sale.

        3.3  Licensee's  failure to perform in accordance  with Sections 3.1 and
3.2 above shall be grounds for University to terminate this Agreement pursuant to Section 13.3 hereof.


                                  4 - ROYALTIES

        4.1 For the rights, privileges and license granted hereunder, Licensee shall pay royalties to University in the manner hereinafter provided during the term of this Agreement:

               (a) Royalties in an amount equal to *** of net sales for Licensed Products for which University provides more than 65 percent (65%) of product development costs, as defined in Section 10 of the Research Agreement of January 2, 1993 as amended or in any subsequent Research Agreement.

               (b) Royalties in an amount equal to *** of net sales for Licensed Products for which University provides less than sixty-five percent (65%) but more than thirty-five percent (35%) of product development costs, as defined in Section 10 of the Research Agreement of January 2, 1993 as amended or in any subsequent Research Agreement.

               (c) Royalties in an amount equal to *** of net sales for Licensed Products for which University provides less than thirty-five percent (35%) of product development costs, as defined in section 10 of the Research Agreement of January 2, 1993 as amended or in any subsequent Research Agreement.

               (d)    Royalties  in an  amount  equal  to *** of net  sales  for
                      Licensed   Products  if  no  Research   Agreement  between
                      University and Licensee is then in effect.

               (e) If the Licensed Product is combined with a drug or other substance and/or any device for which Licensee is paying an additional royalty, the royalty



                                             4




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                      rates set forth in subsections  (a), (b), (c), (d) and (e)
                      shall be reduced by the percentage rate Licensee is paying as additional royalty, provided that in no event shall University receive less than 50 percent (50%) of the royalty rates set forth in subsections (a), (b), (c), (d) and (e).

        4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by Licensee.

        4.3 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Patent Rights patent application or Patent Rights patent licensed under this Agreement.

        4.4 Royalty payments shall be paid in United States dollars in Richmond, Virginia, or at such other place as University may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                             5 - REPORTS AND RECORDS

        5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to University hereunder. Said books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of University or its agents for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to University's detriment, Licensee agrees to pay the full cost of such inspection.

        5.2 After the first commercial sale of a Licensed Product or Licensed Process, Licensee, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to University true and accurate reports, giving such particulars of the business conducted by Licensee and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

               (a) number of Licensed Products manufactured and sold by Licensee and all sublicensees;

               (b) total billings for Licensed Products sold by Licensee and all sublicensees;



                                             5




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



               (c) accounting for all Licensed Processes used or sold by Licensee and all sublicensees;

               (d)    deductions applicable as provided in Section 1.5;

               (e)    total royalties due; and

               (f)    names and addresses of all sublicensees of Licensee.

        5.3 With each such report submitted, Licensee shall pay to University the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.

        5.4 On or before the ninetieth (90th) day following the close of Licensee's fiscal year, Licensee shall provide University with Licensee's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

        5.5 The royalty payments set forth in this Agreement and amounts due under Section 6 shall, if overdue, bear interest until payment at a per annum rate one percent (1%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose University from exercising any other rights it may have as a consequence of the lateness of any payment.


                             6 - PATENT PROSECUTION

        6.1 Licensee, at its own expense and utilizing patent counsel of its choice, mutually agreeable to University, shall have the sole right and responsibility for the filing, prosecution, and maintenance of any patent applications and patents contained in the Patent Rights. University and counsel of its choice, agreeable to Licensee, shall have the right of prior review and approval of all documents to be filed with the United States Patent and Trademark Office or any foreign patent office or patent agent. Licensee, therefore, shall provide draft copies of any such document to University within a reasonable time (not fewer than ten (10) business days) before the anticipated filing date. Licensee, or its patent counsel, shall provide University with copies of all correspondence and documents filed with, or received from, the United States Patent and Trademark Office or any foreign patent office or patent agent. In addition, Licensee agrees that any and all official or "ribbon" copies of issued patents SHALL be forwarded to, and retained BY, University.

        6.2 University shall have the right, but not an obligation to file, prosecute or maintain any United States or foreign patent application or patent contained in the Patent Rights if Licensee elects not to file, prosecute or maintain such patent applications or patents. Licensee shall promptly notify University in writing of its decision not to file, prosecute or maintain such patent applications or patents.



                                             6




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        6.3 Licensee shall be responsible for all future expenses related to the filing, prosecution, and maintenance of patent applications and patents directly related to the Patent Rights.


                       7 - INFRINGEMENT AND OTHER ACTIONS

        7.1 Licensee and University shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

        7.2 During the term of this Agreement, Licensee shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, University hereby agrees that Licensee may join University as a party in any such suit, without expense to University. **** Licensee shall indemnify University against any order for costs that may be made against University in any such suit.

        7.3 In the event that Licensee shall undertake the enforcement and/or defense of the Patent Rights by litigation, Licensee may withhold up to *** of the payments otherwise thereafter due University under Section 4 hereunder and apply the same toward reimbursement of Licensee's expenses, including reasonable attorneys, fees, in connection therewith. Any recovery of damages by Licensee for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to such suit, and next toward reimbursement of University for any payments under Section 4 past due or withheld and applied pursuant to this Section 7.

        7.4 If Licensee elects not to defend any action referred to in Section 7.2, above, it shall so notify University in writing immediately. Prior to providing such notification to University, Licensee shall take any action necessary to ensure that rights of the University under any such action are not prejudiced, including but not limited to filing a responsive pleading or obtaining an extension of time to do so. University may elect, but shall not be obligated, to defend any action referred to in Section 7.2, above, at its own expense using counsel of its choice and University may join Licensee as a party in such suit at no expense to Licensee. University may keep any recovery or damages which may be derived from its defense.

        7.5 If within six (6) months after receiving notice of any alleged infringement, Licensee shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify University, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, University shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any action for infringement of the Patent Rights, and University may, for such purposes, join the Licensee as a party plaintiff. The total cost of any such infringement action commenced solely by University shall be borne by University and University shall keep any recovery or damages for past infringement derived therefrom.


                                             7




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        7.6 In the event that a declaratory  judgment action alleging invalidity or infringement of any of the Patent Rights shall be brought against Licensee, University, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

        7.7 In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.


                              8 - PRODUCT LIABILITY

        8.1 University, by this License Agreement, makes no representation as to the patentability and/or breadth of the inventions contained in the Patent Rights. University, by this License Agreement makes no representation as to patents now held or which will be held by others in the field of the Licensed Products for a particular purpose except as set forth in Section 14.5 of this Agreement.

        8.2 Each party shall notify the other of any claim, lawsuit or other proceeding related to the Licensed Products. Subject to the following sentence, Licensee agrees that it will defend, indemnify and hold harmless University and its Affiliates and its faculty members, researchers, employees, offices, trustees and agents and each of them (the "Indemnified Parties"), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against the Indemnified Parties related directly or indirectly to or arising out of the design, manufacture, sale, or use of the Licensed Products or Licensed Processes by Licensee or its Affiliates even though such claims, causes of action, lawsuits, other proceedings and the costs (including attorney's fees) related thereto result in whole or in part from any act or failure to act, other than willful misconduct or gross negligence, of any of the Indemnified Parties. University agrees to be responsible, where found liable an to t e extent covered by insurance or specified by statute, whichever is lower, for the payment of any or all claims for loss, personal injury, death, property damage or otherwise arising out of any act or omission of its employees or agents, except to the extent caused by the direct fault or gross negligence of Licensee, its agents, employees or sublicensees. The Commonwealth, its agencies, institutions, and employees are covered by a self insured plan based on a comprehensive general liability manuscript form as authorized by the Code of Virginia, 2.1-526.8.

        8.3 Not later than thirty (30) days before the time when Licensee, any Subsidiary, or any Licensee sublicensee shall make, use, or sell any Licensed Products or any products furnished to Licensee by VCU at any time (before, on, or after the date hereof) in connection herewith or in connection with the Research Agreement, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such manufacture, marketing, possession, use, sale or other disposition of any Licensed Products or the aforesaid products furnished by VCU

                                             8




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(whether  same occurs or exists during or after the existence of the License  or during or after the License Period), Licensee will at Licensee's expense, obtain
and  maintain  in  full  force  and  effect,   comprehensive  general  liability
insurance,  including  product  liability  insurance,   protecting  VCU  against
all  claims,   suits,  obligations,  liabilities,  and  damage,  based  upon  or arising out of actual or alleged bodily injury, personal injury, death, or any other damage to or loss of persons or property, caused by any such manufacture, marketing, possession, use, sale, or other disposition. Such insurance policy or policies shall be issued by companies rated by A.M. Best as A VIII or better (or other companies acceptable to VCU), shall name VCU as an additional named insured, shall have limits and deductibles consistent with standard industry practice and prudent business judgment, shall be non-cancelable except upon thirty (30) days' prior written notice to VCU, and shall provide that as to any loss covered thereby and also by any policies obtained by VCU itself, Licensee's policies shall provide primary coverage for VCU and VCU policies shall be considered excess coverage for VCU.


        8.4 Except as otherwise expressly set forth in this Agreement, University makes no representations and extends no warranties of any kind, either express or implied, including but not limited to warranties of merchantability or fitness for a particular purpose.


                              9 - NON-USE OF NAMES

        Licensee shall not use the names or trademarks of the University, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from University, or said employee, in each case, except that Licensee may state that it is licensed by University under one or more of the patents and/or applications comprising the Patent Rights.


                                 10 - ASSIGNMENT

        This Agreement may be assigned by Licensee to a pain management company organized under the auspices of Licensee. No other or subsequent assignment shall be made without the prior written permission of University, which permission shall not be unreasonably withheld.


                                11 - TERMINATION

        11.1 If Licensee shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon notice by University.

        11.2 Should Licensee fail to make any payment whatsoever due and payable to University hereunder, University shall have the right to terminate this Agreement effective on sixty (60) days, notice, unless Licensee shall make all such payments to University within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if Licensee shall not have

                                         9


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made all such payments to University, the rights, privileges and license granted hereunder shall automatically terminate.

        11.3 Upon any material breach or default of this Agreement by Licensee (including, but not limited to, breach or default under Section 3-3), other than those occurrences set out in Sections 11.1 and 11.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 11.3, University shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to Licensee. Such termination shall become automatically effective unless Licensee shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

        11.4 Licensee shall have the right to terminate this Agreement at any time on ninety (90) days' notice to University, and upon payment of all amounts due University through the effective date of the termination.

        11.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Sections 1, 8, 9, 10, 11.5, 11.6, and 13 shall survive any such termination. Licensee and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall make the payments to University as required by Section 4 of this Agreement and shall submit the reports required by Section 5 hereof.

        11.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from University. University agrees to attempt to negotiate such licenses in good faith under reasonable terms and conditions.

                 12 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

               In the case of University:
               Director, Technology Transfer
               Virginia Commonwealth University
               Box 568
               MCV Station
               Richmond, Virginia 23298-0568

               In the case of Licensee:

                                             10




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               President
               U.S. Medical Technologies, Inc.
               Collingwood Plaza
               4900 Route 33
               Wall Township, New Jersey 07753



                          13 - MISCELLANEOUS PROVISIONS

        13.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Virginia, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

        13.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

        13.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

        13.4 Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

        13.5 University represents and warrants that as of the date hereof, (a) University has full power and authority to enter into this License Agreement and to perform all of its obligations hereunder or contemplated hereby, (b) this License Agreement has been duly authorized, executed and delivered by University and is a valid and binding agreement of University, enforceable in accordance with its terms, (c) University has all right, title and interest in and to the Specified Technologies, subject to any required royalty-free non-exclusive government license pursuant to NIH funding, and upon the License thereof to Licensee pursuant hereto, Licensee shall acquire an exclusive worldwide license thereto free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever to University's knowledge, (d) to University's knowledge, there are no licenses, options, restrictions, liens, rights of others, disputes, royalty obligations, or proceedings relating to, affecting, or limiting its rights with respect to, or which invalidate any part or all of the Patent Rights or any prior act that would invalidate patent property relating to the Patent Rights, and (e) University does not now have any financial interest in any product,method, technology or process that directly competes, with one or more of the Licensed Products or Licensed Processes.



                                             11




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        13.6  Licensee  represents  that,  as of the  date  hereof,  (a) it is a corporation duly organized and existing under the laws of the State of Delaware;
(b) it has full corporate authority to enter into and perform the obligations and duties of this License Agreement; and (c) when fully executed and delivered, this License Agreement shall be a valid and binding obligation of Licensee.

        13.7 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.


        IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.



VIRGINIA COMMONWEALTH UNIVERSITY  U.S. MEDICAL TECHNOLOGIES, INC.

By  /s/ Robert M. Garrison        By  /s/ John W. Lyle
       Director,
Title  Technology Transfer        Title  President

Date        8/13/93               Date        8/16/93


                                             12




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                                   APPENDIX A


UNITED STATES PATENT RIGHTS



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                               MODIFICATION NO. 1

                    TO THE LICENSE AGREEMENT BETWEEN VIRGINIA COMMONWEALTH
                       UNIVERSITY AND ALGOS PHARMACEUTICAL CORPORATION
                              DATED AUGUST 16, 1993

NOW, THEREFORE, the parties hereto agree to the following modifications to the above LICENSE AGREEMENT.

PREAMBLE

In the first paragraph, fourth line delete "U.S. Medical Technologies, Inc." and replace with "Algos Pharmaceutical Corporation" thereto.

ARTICLE 1 - DEFINITIONS

In Section 1.1, in the second, fourth, sixth and eighth lines, delete "U.S. Medical Technologies, Inc." and replace with "Algos Pharmaceutical Corporation" thereto.

ARTICLE 12 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

In the third paragraph ("In the case of Licenses:"), second line, delete "U.S. Medical Technologies, Inc." and replace with "Algos Pharmaceutical Corporation" thereto.

All other terms and conditions of the agreement shall remain the same.

VIRGINIA COMMONWEALTH                              SPONSOR
UNIVERSITY


By:-----------------------------            By:-----------------------------
Hereto duly authorized                      Hereto duly authorized


Title: Director, Technology Transfer        Title:-----------------------------


Date:-----------------------------          Date:------------------------------







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



                               MODIFICATION NO. 2

                    TO THE LICENSE AGREEMENT BETWEEN VIRGINIA COMMONWEALTH
                 UNIVERSITY AND ALGOS PHARMACEUTICAL CORPORATION
                              DATED AUGUST 16, 1998

NOW, THEREFORE, the parties hereto agree to the following modification to the above LICENSE AGREEMENT:

ARTICLE 4 - ROYALTIES

Add a section 4.1(f) as follows:

        If Licensee enters into sublicensing agreements, Licensee shall pay University **** of all royalties received from such sublicensee, including advances on royalties, provided that prior to the distribution of royalties Licensee shall deduct all reasonable costs directly attributable to the negotiation, administration or enforcement of the sublicensee. The term royalties does not include payments for achievement of milestones, if such achievement -- e.g., the completion of clinical trials -- has imposed additional costs on Licensee not directly related to sales of the Licensed Products, or payments by sublicensees for purchase of an equity interest in Licensee.

All other terms and conditions of the agreement shall remain the same.


VIRGINIA COMMONWEALTH                                            SPONSOR
UNIVERSITY


By: _____________________________              By: ____________________________
Hereto Duly Authorized                             Hereto Duly Authorized


Title ___________________________             Title ___________________________


Date ____________________________             Date ____________________________








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                               MODIFICATION NO. 3

                    TO THE LICENSE AGREEMENT BETWEEN VIRGINIA COMMONWEALTH
                 UNIVERSITY AND ALGOS PHARMACEUTICAL CORPORATION
                              DATED AUGUST 16, 1993

Now, Therefore, the parties hereto agree to the following modifications to the above LICENSE AGREEMENT, effective as of the date this modification is executed on behalf of both parties:

WHEREAS CLAUSES

Delete the bracketed language in the first Whereas clause beginning with the words "subject only to ..."

ARTICLE 1 - DEFINITIONS

Add the following to the end of Section 1.2(a): ", and all divisionals, continuations and continuations-in-part derived from such patent applications;"

Add the following after the word "continuations" in Section 1.2(b); "and continuations-in-part"

Delete Section 1.2(c).

Change Section 1.2(d) to Section 1.2(c).

Delete Section 1.2(e) and add a new Section 1.2(d) as follows:

(d) any reissues, re-examinations and/or extensions of patents described in (a),
(b) or (c) above.

Amend the first clause of Section 1.5 to delete the phrase "Licensee's (and its sublicensees')" in the first and second lines.

ARTICLE 2 - GRANT

In Section 2.4 change the reference in the last sentence from "Section 12.6" to "Section 11.6" and add the following sentence after the first sentence of the section. "Upon request by Licensee, University shall provide any potential sublicensee with an estoppel certificate substantially as set forth in Appendix C."

Replace Section 2.5 with the following:


                                             1




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        2.5  Licensee  agrees  that  any  sublicenses  granted  by it  shall  be consistent  with the terms of this Agreement.  Notwithstanding  the grant of any
sublicense,   Licensee   shall  remain  solely  liable  to  University  for  the
performance of all obligations to University set forth in this Agreement, including payment and reporting provisions applicable to royalties received from sublicensees.

ARTICLE 3 - DUE DILIGENCE

Add the following sentence at the end of Section 3.2:

        If a first commercial sale is not consummated within such time period, Licensee may in the alternative pay minimum royalties to University at the rate of **** per year, prorated over the period between such 12 month anniversary and the date of first commercial sale.

In Section  3.3,  change the cross  reference  from  "Section  13.3" to "Section
11.3."

ARTICLE 4 - ROYALTIES

Amend the heading of Article 4 to read "ROYALTIES AND EQUITY PARTICIPATION."

Amend section 4.1 to read as follows, in its entirety:

               (a) For the rights, privileges and license granted hereunder, Licensee shall pay royalties to University in an amount equal to **** Licensee's Net Sales for Licensed Products.

               (b) If Licensee enters into sublicensing agreements, Licensee shall pay University a percentage of all royalties received from such sublicensees as set forth below, including advances on royalties, provided that prior to the distribution of royalties Licensee shall deduct all reasonable out-of-pocket costs directly attributable to the negotiation, administration or enforcement of the sublicenses. The term royalties does not include license fees, payments for achievement of milestones, payments by sublicensees for purchase of an equity interest in Licensee or other payments not based upon sales of Licensed Products. The percentage of royalties received from sublicensees in any calendar year to be paid to University is as follows: **** of royalties (but not less than **** of the sublicensees' Net Sales) until University has received **** of additional royalties (but not less than **** of the sublicensees' Net Sales) until University has received a total of **** of all additional royalties (but not less than **** of the sublicensees' Net Sales).


Add a new Section 4.5 as follows:


        University shall be entitled to equity participation in Licensee as set forth in Appendix B.

ARTICLE 5 - REPORTS AND RECORDS

                                             2




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Amend the third sentence of Section 5.1 to read:  "Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year ..."

ARTICLE 7 - INFRINGEMENT AND OTHER ACTIONS

Replace Section 7.6 with the following:

        In the event that a declaratory judgment action alleging invalidity of any of the Patent Rights shall be brought against Licensee, Licensee (or a sublicensee), shall have the right to assume the sole defense of the action at its own expense, provided that at the time the action is brought a Licensed Product covered by such Patent Rights is in clinical development or being commercialized by Licensee or its sublicensee. In such event, University shall have the right to approve Licensee's (or its sublicensee's) choice of counsel, which approval shall not be unreasonably withheld or delayed. If Licensee (or its sublicensee) elects not to assume such defense, or if no such product is in clinical development or being commercialized, University at its option shall have the right, within thirty (30) days after commencement of such action, to intervene and assume the sole defense of the action at its own expense. If University does not elect to assume such sole defense, it shall notify Licensee, which may then assume such defense if it did not previously have the right to do so (e.g., because no such product is in clinical development).

Add the following at the end of Section 7.7: "All rights of Licensee  under this
Article 7 may be granted to sublicensees, and to such extent University agrees to perform its obligations hereunder for the benefit of sublicensees as if they were Licensee.

ARTICLE 8 - PRODUCT LIABILITY

In Section  8.1,  change the cross  reference  from  "Section  14.5" to "Section
13.5."

ARTICLE 10 - ASSIGNMENT

Add the following to the end of the first sentence of Section 10: "or to any successor by merger or acquisition of all or substantially all of Licensee's business unit to which this Agreement relates."

ARTICLE 11 - TERMINATION

Amend Section 11.6 to read in its entirety:


        Upon termination of this Agreement for any reason, any sublicensee not then in default of the sublicense shall have the right to obtain a direct license from University under the same terms and conditions contained in the sublicense agreement; provided that (a) such sublicensee's prior satisfaction of any obligation under the sublicense agreement shall be deemed a satisfaction of the same obligation under the direct license; (b) such a license will contain a commercially reasonable obligation to diligently develop and market Licensed Products; provided, however, that any such obligation shall be fulfilled if the
                                             3




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        licensee (the former  sublicensee) agrees to pay minimum royalties of at least **** per year for the 10 years commencing one year after the first Licensed Product receives regulatory approval so long as there is a valid, issued U.S. patent within the Patent Rights; and (c) such a license shall include the terms of Article 8 of this Agreement.

Add a new Section 11.7 to read:

               11.7 This Agreement shall commence on august 16, 1993 and expire on the date the last patent application within the Patent Rights expire or is invalidated, or is abandoned or disclaimed (which period shall be the "term" of this Agreement).

ARTICLE 13 - MISCELLANEOUS PROVISIONS

At the beginning of Section 13.5, after the phrase "as of the date hereof," add the phrase "and the date of execution of Modification No. 3 of this Agreement."

In Section 13.5(c), replace the phrase "Specified Technologies" with the phrase "Patent Rights." In the same section, replace the phrase "subject to any required royalty-free non-exclusive government license pursuant to NIH funding" with the phrase "subject to any government rights arising out of general funding provided to University (excluding funding provided under a `funding agreement', as defined in 35 U.S.C. 201(b), applicable to the work conducted under the Research Agreement between University and Licensee dated January 2, 1993 or the one dated December 15, 1993 (the `Research Agreements'))."

At the end of Section 13.5, add the following:

        , (f) neither the University nor any of its researchers, faculty or students have any rights or interest in any know-how, technology, information or patent rights which may be necessary for the practice of the license granted in this Agreement, (g) no federal government
        "funding agreement," as defined in 35 U.S.C. 201(b), is or was applicable to the work conducted under the Research Agreements and (h) all patent rights arising out of the Research Agreements are licensed to Licensee pursuant to this Agreement. University agrees that it will not assert against Licensee or any sublicensee any claim based upon rights to unpatented know-how or information pertaining to the subject matter of the Patent Rights.

Add a new Section 13.8 to read:

               13.8 Each party agrees that it shall not disclose to any third party (other than an agent, a sublicensee or potential sublicensee) any patent, royalty or other commercial information provided by the other party pursuant to this Agreement (including any information contained in sublicense agreements), except with the prior written consent of the disclosing party. Each party agrees not to use any such information except for the purpose of performing under this Agreement.

                                             4




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APPENDIX A

        Appendix A shall be replaced with the amended and restated Appendix A attached to this Modification No. 3.

All other terms and conditions of the Agreement shall remain the same.

VIRGINIA COMMONWEALTH                       ALGOS PHARMACEUTICAL
UNIVERSITY                                  CORPORATION

By:-------------------                      By:-------------------
Hereto Duly Authorized                      Hereto Duly Authorized
Title:----------------                      Title:----------------
Date: ----------------                      Date:-----------------


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                               RESTATED APPENDIX A




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                          PENDING FOREIGN APPLICATIONS




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                                   APPENDIX B

                        TERM SHEET FOR PRIVATE PLACEMENT
                         OF CONVERTIBLE PREFERRED STOCK
                       OF ALGOS PHARMACEUTICAL CORPORATION

Issuer                                  Algos Pharmaceutical Corporation, (the
                                        "Company").

Securities Covered                      100,000 shares of Series B Convertible
                                        Preferred Stock, $.01 par value (the
                                        "Preferred Stock"), of the Company.


Conversion Rights                       Each share of Preferred Stock will be
                                        convertible at the option of the holder
                                        into one share of common stock of the
                                        Company beginning on February 1, 1997.
                                        The Preferred Stock will be subject to
                                        customary and anti-dilution adjustments
                                        (e.g. stock splits, stock
                                        reclassification, mergers and
                                        consolidations).

Liquidation Preference                  Each share of Preferred Stock will have
                                        the preferential right to receive $1.00
                                        per share upon a liquidation of the
                                        Company.

Dividend Rights                         When and as declared by the board of
                                        directors of the Company.

Registration Rights                     Upon request, the Company will file a
                                        "shelf registration statement" to permit the resale of the common stock that will be received upon the conversion of the Preferred Stock.

Lock-up  Agreement                      In the event that the Company conducts a
                                        public offering of its common stock, the
                                        holders  of  the  Preferred  Stock  will
                                        agree  to   enter   into   a   customary
                                        "lock-up" agreement.






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                                   APPENDIX C

                              ESTOPPEL CERTIFICATE

Virginia Commonwealth University ("VCU") expressly warrants and represents that the License Agreement between VCU and Algos Pharmaceutical Corporation, dated August 16, 1993, as amended, is in full force and effect and that Algos is not in breach of the license nor has VCU issued any notice of termination to Algos under the License Agreement.






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